FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2019

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2019, MarketAxess Holdings Inc. (the “Company”), as borrower, amended its Amended and Restated Credit Agreement, dated as of October 30, 2015 (as amended, restated, supplemented or otherwise modified prior to October 14, 2019, the “Existing Credit Agreement”, and as modified by the Second Amendment (as defined below), the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and the lenders party thereto to, among other things, (1) extend the maturity date under the Credit Agreement to October 19, 2020, (2) remove the consolidated interest coverage financial covenant under the Credit Agreement and (3) add a regulatory net capital financial covenant under the Credit Agreement with respect to MarketAxess Corporation and MarketAxess Capital Limited, the Company’s broker-dealer subsidiaries (the “Second Amendment”). Pursuant to the financial covenant added by the Second Amendment, the Company will not permit the monthly regulatory net capital of these subsidiaries to be less than the amount that is 25% greater than the amount required to meet all net capital requirements imposed by any applicable regulatory authority. Except as amended by the Second Amendment, all other terms and conditions of the Credit Agreement remain in full force and effect.

Pursuant to the Credit Agreement, JPMorgan is committed to lend up to $100.0 million, including the issuance of letters of credit thereunder in its discretion under a revolving credit facility (the “Credit Facility”). As of the date hereof, the Company had $1.0 million in letters of credit outstanding and $99.0 million in available borrowing capacity under the Credit Facility.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Second Amendment, dated October 14, 2019, to Amended and Restated Credit Agreement by and among MarketAxess Holdings Inc., the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: October 17, 2019	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel and Secretary